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EXHIBIT 23(A)

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement relating to 3,000,000 shares of Class A Common Shares of The Reynolds and Reynolds Company on Form S-8 of our report dated November 14, 2000, appearing in the Annual Report on Form 10-K of the Reynolds and Reynolds Company for the year ended September 30, 2000.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Dayton, Ohio
September 27, 2001

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  EXHIBIT 23(A)